Exhibit 99.1

NEWS

FOR RELEASE: October 7, 2004

Charter to Participate in Deutsche Bank

2004 Global High-Yield Conference

ST. LOUIS --Charter Communications, Inc. (Nasdaq: CHTR) will present at the Deutsche Bank 2004 Global High Yield Conference in Scottsdale, Arizona, October 7, 2004. Carl Vogel, President and CEO is scheduled to speak at 2:50 p.m. Mountain Time.

Mr. Vogel will present limited preliminary third quarter financial and operational results that were filed with the Securities and Exchange Commission on Form 8-K this morning.

The presentation will be available live via webcast and archived at www.charter.com. Access the webcast at Investor Center via About Us, then choose Presentations/Webcasts from the menu on the left.

About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™ and Charter High-Speed™ Internet service. Charter also provides business-to-business video, data and Internet protocol (IP) solutions through Charter Business™. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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